Exhibit 10.4

FORM OF STANCORP FINANCIAL GROUP, INC.

2002 STOCK INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made between StanCorp Financial Group, Inc., an Oregon corporation (the “Company”), and [                    ] (the “Optionee”), pursuant to the Company’s 2002 Stock Incentive Plan (the “Plan”). The Company and the Optionee agree as follows:

1.	The Company hereby grants to the Optionee on the terms and conditions of this Agreement, the right and option (the “Option”) to purchase all or any part of [ ] shares (the “Shares”) of the Company’s common stock at a purchase price of $[ ] per share. The Option is not intended to be an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and therefore is a Non-Statutory Stock Option.

2.	The terms and conditions of the Plan, a copy of which is attached hereto, are hereby incorporated into and made a part of this Agreement.

3.	The Grant Date for this Option is [ ]. Until this Option expires or is earlier terminated as provided in the Plan, the Option may be exercised from time to time to purchase shares as to which it has become exercisable. This Option shall become exercisable for 100% of the shares covered hereby on the day prior to the Company’s 20[__] Annual Meeting of Shareholders.

4.	Unless earlier terminated as provided in the Plan, this Option shall continue in effect for ten (10) years from the Grant Date, and therefore shall expire if not exercised on or before [ ].

5.	For purposes of this Option, “Retirement” shall mean the termination of the Optionee’s service as a director of the Company after the Optionee has attained the age of seventy-two (72). The terms of the Plan applicable to Retirement shall otherwise apply to this Option.

6.	The Option may not be assigned or transferred by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

Grant Type DIR.ANN

7.	No rights or privileges of a stockholder in the Company are conferred by reason of the granting of this Option. Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the option price fully paid with respect to the portion of the Option exercised.

8.	This Agreement, together with the Plan, constitutes the complete and entire agreement concerning this Option between the parties.

The parties have executed this Agreement in duplicate as of the Grant Date.

STANCORP FINANCIAL GROUP, INC.

By:

ACCEPTANCE AND ACKNOWLEDGMENT

Dated:
Home address

Optionee’s signature	City, State, Zip

Print name

Please return one signed original to Corporate Legal, P7E, no later than [                    ].